UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

9600 Great Hills Trail, Suite 150W, Austin, Texas 78759
(Address of principal executive offices) (Zip Code)

(512) 231-8444
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 10, 2005, Lawrence J. Finn was appointed as chief financial officer and interim chief executive officer of Terax Energy, Inc. (the “Company”) effective November 15, 2005. Mr. Finn will receive an initial salary of $175,000 per year, together with customary benefits. In addition, the Company has agreed to award to Mr. Finn 500,000 shares of the Company’s common stock, which when issued will be subject to and governed by the Company’s management stock pool agreement. As such, the shares awarded to Mr. Finn will be subject to the achievement of certain performance milestones, including his continued employment by the Company.

Mr. Finn was most recently vice president of finance and chief financial officer of Petrol Oil & Gas, a public natural gas company, from May through November 2005. From 2001 until 2005, Mr. Finn served as vice president of finance, then as project coordinator for shale projects for CDX Gas, LLC, a private natural gas company. Mr. Finn served as vice president and chief financial officer of The Wiser Oil Company from 1993 to 2000. Wiser was a New York Stock Exchange oil exploration and production company. Mr. Finn served in various other capacities in the oil and gas industry since 1973. Mr. Finn is a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Houston.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Exhibit Title of Description
Number

99.1	Press Release dated November 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2005

TERAX ENERGY, INC.

By:	/s/ John W. Legg
Name:	John W. Legg
Title:	Director